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                                                                    EXHIBIT 23.5


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our reports dated February 15, 2001 and January 28, 2000, with respect to the financial statements of Ladbroke Racing Pennsylvania, Inc. and subsidiaries, included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.

                                                  /s/ Ernst & Young LLP
                                                  ---------------------------
                                                  Certified Public Accountants


September 28, 2001
Pittsburgh, Pennsylvania